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                                                                    EXHIBIT 99.6


                                     FORM OF
                      LETTER TO INTERNATIONAL SHAREHOLDERS



      SPECIAL NOTICE TO HOLDERS OF COMMON STOCK OF H.T.E., INC. OR HOLDERS
 OF STOCK OPTIONS OF H.T.E., INC. WHOSE ADDRESSES ARE OUTSIDE THE UNITED STATES



Dear Shareholder/Optionholder/Employee:


         Enclosed you will find materials relating to the offering (the "Rights Offering") by DemandStar.com, Inc. ("DSI"), a wholly-owned subsidiary of H.T.E., Inc. ("HTE"), to (i) holders of record of HTE's common stock as of the close of business ___________, 2000 (the "Record Date"), (ii) holders of HTE stock options as of December 16, 1999 who are also employees or directors of HTE (or a wholly-owned subsidiary) as of ____________, 2000, and (iii) employees of HTE (or a wholly-owned subsidiary) as of _____________, 2000, of non-transferable rights ("Rights") to purchase shares of common stock, par value $.0001 per share (the "Common Shares"). As an eligible HTE shareholder, you will receive one Right for each share of HTE common stock held on the Record Date. As an eligible HTE optionholder, you will receive (A) one Right for each share of HTE common stock that you have a vested option to acquire, and (B) with respect to each share of HTE common stock that you have an unvested option to acquire, 3/4 of a Right and an option to purchase 1/4 of a Common Share. As an eligible HTE employee, you will receive 200 Rights. Each Right will entitle you to subscribe for and purchase from DSI one Common Share (the "Subscription Privilege") at a subscription price of $1.00 per share (the "Subscription Price").

         If you wish to exercise any or all of these Rights, you must so instruct Continental Stock Transfer and Trust Company, the Subscription Agent, by completing, executing and returning to the Subscription Agent the International Holder Subscription Form on the reverse side of this letter by 5:00 p.m., Eastern Standard Time in the United States, on ___________, 2000 unless extended by DSI (the "Expiration Time"). Rights not exercised by such time will expire without value.


         ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT, AT (212) 509-4000.




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                     INTERNATIONAL HOLDER SUBSCRIPTION FORM



         The undersigned acknowledge(s) receipt of the special notice and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase shares of common stock, par value $.0001 per share (the "Common Shares"), of DemandStar.com, Inc.


         This will instruct you whether I wish to exercise Rights to purchase the Common Shares distributed with respect to my shares of HTE common stock and/or my HTE stock options, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related instructions as to Use of Subscription Certificates.


1.       I do NOT wish to exercise rights for Common Shares.

2.       I wish to EXERCISE RIGHTS for Common Shares as set forth below:

         Subscription:__________________  x  $1.00 per share  =  $_____________
                      (number of shares)
         Payment in the following amount is enclosed:  $____________________


                  Method of Payment (check one):

         - Uncertified Check. (Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, registered holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date, and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.)

         - Certified Check or Bank Check drawn on a U.S. bank or Money Order payable to Continental Stock Transfer and Trust Company.

         - Wire transfer directed to Continental Stock Transfer and Trust Company. (Call (212) 509-4000 for wire instructions).


         If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Common Shares that are stated to be subscribed for, or if the number of Common Shares being subscribed for is not specified, the number of Common Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the aggregate Subscription Price for all Common Shares that the undersigned has the right to purchase pursuant to the Subscription Privilege (the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.


         Please mail or deliver check or money order or wire transfer payable to Continental Stock Transfer and Trust Company for the aggregate Subscription Price due to the Subscription Agent at the address below:


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                   By Hand, Regular Mail or Overnight Courier:
                    American Stock Transfer and Trust Company
                             [__________ Department]
                             2 Broadway, 19th Floor
                               New York, NY 10004

         If you have any questions, call: Continental Stock Transfer and Trust Company at (212) 509-4000.


----------------------------------
(Signatures)


Please type or print name(s) below


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                                        Date:  ________________ , 2000


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